                             AMENDED AND RESTATED
                                LOAN AGREEMENT
                         [With Arbitration Provisions]

This Amended and Restate Loan Agreement is made and executed as of September 30, 1995, by and between ACTIVE VOICE CORPORATION, a Washington corporation, referred to in this Agreement as "Borrower", and FIRST INTERSTATE BANK OF WASHINGTON, N.A., a national banking association, referred to in this Agreement as "Bank". This Agreement replaces and supersedes all prior loan agreements between Borrower and Bank, as of the date hereof.

In consideration of the mutual promises contained herein, the parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated which shall apply both to the singular and the plural of the terms defined:

    "ADJUSTED LIBOR RATE" has the meaning set forth in paragraph 2.3.2 hereof.

    "ADVANCE" means each disbursement of funds to Borrower pursuant to the Line.

    "AGREEMENT" means this Amended and Restated Loan Agreement, as it may be extended, renewed or modified from time to time.

    "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which Bank is closed for business.

    "EURO-DOLLAR BUSINESS DAY" means any Business Day on which commercial banks are open for international business (including in U.S. Dollar deposits) in London, England.

    "EVENT OF DEFAULT" means any of the events described in paragraph 8.1 hereof.

    "INTEREST PERIOD" for any Advance under the Line has the meaning set forth in paragraph 2.3.2 hereof.

    "LINE" means the revolving line of credit extended to Borrower pursuant to
Section 2 hereof, and any extension renewals and modifications thereof.

    "LINE LIMIT" means the maximum aggregate of Advances allowable under the Line, as described in paragraph 2.1 hereof.

    "LOANS" means, individually and collectively, all indebtedness now or hereafter owing by Borrower to Bank, whether now existing or hereafter arising, direct or indirect, absolute or contingent, including but not limited to Advances under the Line, together with interest thereon.

    "MASTER PROMISSORY NOTE" means the master promissory note evidencing the Line, in substantially the form of Exhibit A hereto, and any extensions, renewals and modifications thereof.

    "PRIME RATE" means the index rate published or publicly announced by Bank from time to time as its "Prime Rate," which rate need not be the lowest rate then available from Bank.

2.  REVOLVING LINE OF CREDIT.

2.1 ADVANCES/LINE LIMIT.

    2.1.1. Subject to all of the terms and conditions of this Agreement, and provided no Event of Default or event which with notice or passage of time or both would be an Event of Default has occurred and is continuing, Bank agrees to make such Advances to Borrower as Borrower may from time to time request during the period from the date hereof to September 30, 1996; PROVIDED, that in no event shall Bank be obligated to make Advances to Borrower which, in the aggregate, would exceed Ten million dollars ($10,000,000.00) (the "Line Limit"). Within the limits of the Line Limit and subject to the other terms and conditions hereof, Borrower may borrow, repay, prepay and reborrow from time to time.

    2.1.2 Bank shall have no obligation to make any Advance after the expiration date of the Line unless the term of the Line is extended by Bank, in writing, at its sole option; however, any Advance actually made by Bank to Borrower after such date or in excess of the Line Limit or any extension or renewal of the Line shall be entitled to all of the benefits of this Agreement, including but not limited to the Events of Default and related remedies set forth herein.

    2.1.3 Any request for an Advance or extension of credit under the Line shall be deemed a representation and warranty by Borrower that all of the conditions precedent of Section 4 are satisfied as of the date of the request.

2.2 PURPOSE. Proceeds of Advances pursuant to the Line are to be used solely for Borrower's general operating purposes.

2.3 INTEREST.

    2.3.1 OPTIONS. Borrower may choose one of the following interest rate options for any Advance under the Line, as described and defined more fully in this paragraph 2.3.

         (a) PRIME RATE OPTION. One or more Advances may bear interest at a per annum rate equal to Bank's Prime Rate, with adjustments to the interest rate made concurrently with and on the same day as each change in the Prime Rate. Interest is calculated on the basis of a year of 360 days and the actual number of days elapsed.

         (b) ADJUSTED LIBOR OPTION. One or more Advances may bear interest at a per annum rate equal to 150 basis points in excess of the Adjusted LIBOR Rate for the Interest Period selected by Borrower (1, 2, 3 or 6 months) for such Advance, subject to availability of the LIBOR market to Bank. Advances under this option shall be in a minimum principal amount of $250,000 and greater amounts in increments of $100,000 and cannot be prepaid. Interest is calculated on the basis of a year of 360 days and the actual number of days elapsed.

    2.3.2 INTEREST RATE CALCULATION METHODS; DEFINITIONS. Interest under the various interest rate options, set forth above, will be calculated as follows:

         (a) The "ADJUSTED LIBOR RATE" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                                  [LIBOR]*
                                ------------
                         ALR =  [1.00 - ERP]

                         ALR =  Adjusted LIBOR Rate
                       LIBOR =  London Interbank Offered Reference Rate
                         ERP =  Euro-Dollar Reserve Percentage

- ------------------

* The amount in brackets being rounded upwards, if necessary, to the next higher 1/16 of 1%.

              (i) The "LONDON INTERBANK OFFERED REFERENCE RATE" or "LIBOR" applicable to any Interest Period means the per annum rate of interest determined by Bank to be the rate at which deposits in dollars are offered in the London Interbank market as quoted by Telerate, Inc. or some similar rate quotation service to which Bank or one of its affiliates subscribes between 6:30 and 7:30 a.m., Seattle time, two (2) Euro-Dollar Business Days before the first day of such Interest Period for a period of time comparable to such Interest Period.

             (ii) "EURO-DOLLAR RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in San Francisco in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted LIBOR Rate may be adjusted on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

              (iii) In the event that the use of the procedure described above for determination of the Adjusted LIBOR Rate is precluded for any reason, including but not limited to format changes or cessation of publication by Telerate, Inc. or other permitted rate quotation service of such rate for more than one (1) Euro-Dollar Business Day, Bank will use as the Adjusted
LIBOR Rate the rate determined by Bank to be the arithmetic average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates quoted by two or more New York dealers in Euro-Dollar funds of recognized standing determined by Bank to most closely approximate the Telerate quote specified for determination of such rate as set forth above for deposits having a maturity comparable to the applicable Interest Period and in an amount approximately equal to the Advance to be made by Bank.

         (b) "INTEREST PERIOD" means, with respect to each Advance requested by Borrower bearing interest based on the Adjusted LIBOR Rate, the period commencing on the date of such Advance and ending one (1), two (2) or three
(3) or six (6) months thereafter, as Borrower may elect at the time the Advance is requested, during which period the Advance shall bear interest at the Adjusted LIBOR Rate applicable to the period for the Advance as chosen by Borrower. The first day of any such Interest Period shall be either (i) the date funds are initially advanced, or (ii) for an Advance already outstanding the last day of the next preceding Interest Period applicable to such Advance or, if applicable, the last day at which interest accrued at the Prime Rate; and the last day shall be the earlier of the following:

              (A) the maturity date of the Master Promissory Note evidencing the Line, or

              (B) the date which is one (1), two (2), three (3) or six (6) months thereafter, as Borrower may elect in the applicable Advance request or interest rate election; provided that if such date is not a Euro-Dollar Business Day, the Interest Period shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and provided further, that if the Interest Period begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) the Interest Period shall end on the day which is the last Euro-Dollar Business Day of the applicable calendar month.

     2.3.3 ADVANCE REQUESTS; RATE ELECTIONS. In addition to the terms and conditions of the Master Promissory Note, the following terms and conditions will apply to any Advances unless modified in writing by the parties hereto:

         (a) Advances hereunder and elections of or changes to interest rates and selections of Interest Periods may be telephonically or otherwise requested by a representative of Borrower so designated by Borrower; provided, however, that Borrower agrees to provide to Bank, at Bank's option and request, not more than five (5) Business

Days after any verbal notice, a written verification of such Advance request, rate election and/or Interest Period. Failure of Borrower to provide such written verification shall not invalidate Bank's authority to rely on verbal notice or instruction, but shall entitle Bank, in its sole discretion, to refuse to allow additional Advances hereunder. Bank may rely on any oral or written request, specification or direction from any person authorized by Borrower to request an Advance pursuant to this paragraph, which Bank believes to be genuine and shall be fully protected in doing so without any requirement to make further inquiry.

         (b) Each Advance request, whether written or verbal, shall specify the date of Advance, the amount, the rate calculation method (Prime Rate or Adjusted LIBOR Rate) and, if applicable, the applicable Interest Period.

         (c) Each rate calculation method election applicable to existing Advances, whether written or verbal, shall specify the date of Advance, the amount, the rate calculation method (Prime Rate or Adjusted LIBOR Rate), the specific outstanding Advance(s) to which the election applies and, if applicable, the last day of the Interest Period of the Advance(s) being replaced with the new Advance. In the event that Borrower fails to make a rate calculation method election on or before the end of an Interest Period for any Advance(s), to take effect immediately following such Interest Period, such Advance(s) shall, after the expiration of the current Interest Period, bear interest based on the Prime Rate until repaid or until a new election is received by Bank.

         (d) Borrower may at any time convert some or all of the portion of the principal outstanding under Line accruing interest at the Prime Rate to one or more Advance(s) bearing interest based on the Adjusted LIBOR Rate (if available) so long as such Advances otherwise meet the requirements of Advances of that type.

         (e) Unless otherwise agreed by Bank, Advance requests received by 4:00 p.m. Seattle time, of a Business Day and bearing interest at Prime Rate will be funded on the same Business Day, and Advance requests received by 10:00 a.m. of a Euro-Dollar Business Day and bearing interest based on the Adjusted LIBOR Rate will be funded on the second Euro-Dollar Business Day following the request.

         (f) Borrower agrees that each Advance bearing interest based on the Adjusted LIBOR Rate shall be in a principal amount of not less than two hundred fifty thousand dollars ($250,000) and greater amounts in increments of one hundred thousand dollars ($100,000).

         (g) Borrower agrees to indemnify and hold Bank harmless from any costs, expenses or losses of any kind incurred solely because Borrower requested an Advance which Advance request Borrower later cancels.

         (h) No delay, omission or course of dealing will be deemed a waiver or modification hereof unless agreed to in writing, and shall be effective only to the extent specifically set forth in writing.

2.4  INCREASED COSTS; ILLEGALITY.

     2.4.1 If after the date hereof, the adoption or effect of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any applicable law, rule or regulation or any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (a) shall subject Bank to any tax, duty, fee or other charge with respect to its Advances bearing interest base don the ADjusted LIBOR Rate, its notes or its obligations to make such fixed rate loans, or shall change the basis of taxation of payments to Bank of the principal of or interest on its fixed rate loans or any other amounts due under this agreement or the Master Promissory Note (except for changes in the rate of tax on the overall net income of Bank imposed by the jurisdiction in which Advances Bank's principal executive office or office through which such Advances are made is located); or

         (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Reserve Percentage) or shall impose on Bank or on the United States marker for LIBOR sources any other condition affecting such fixed rate loans, its notes or its obligation to make fixed rate loans;

and the result of any of the foregoing is to increase the cost to Bank of making or maintaining any fixed rate loan hereunder, or to reduce the amount of any sum received or receivable by bank under the Master Promissory Note with respect thereto, by an amount deemed by bank to be material, then within fifteen (15) days after demand by bank to Borrower, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such increased costs or reduction.

     2.4.2 If after the date hereof, Bank shall have determined that the adoption or effect of any applicable law, rule or regulation regarding capital adequacy or reserve requirements, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any applicable law, rule or regulation or any request or directive regarding capital adequacy or reserve requirements (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Bank's capital as a consequence of its obligations hereunder to a level below that which Bank could have achieved but for such effect, adoption, change or compliance (taking into consideration Bank's policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within fifteen (15) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction.

     2.4.3 Bank will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Bank to compensation pursuant to this paragraph 2.4 and setting forth the additional amount or amounts to be paid to it hereunder, which shall be conclusive in the absence of manifest error. In determining such amount, Bank may use any reasonable averaging and attribution methods. If Bank demands compensation under paragraph 2.4.1, Borrower may at any time, upon at least five (5) Business Days' prior notice to Bank, repay to Bank the full amount of the then-outstanding fixed rate loans together with accrued interest thereon to the date of prepayment. Concurrently with repaying such fixed rate loans, Borrower may borrow from Bank an Advance bearing interest based on the Prime Rate or other interest rate options available under this Agreement and not affected by such changes in an amount equal to the aggregate principal amount of such fixed rate loans, so long as such Advance otherwise meet the requirements of Advances of that type.

     2.4.4 Notwithstanding any other provision of this Agreement, if (a) the introduction of or any change in or application, interpretation or administration of any law, rule or regulation shall make it unlawful or impossible, or any central bank or other governmental authority shall assert that it is unlawful, for Bank to perform its obligations hereunder to make advances funded through LIBOR sources or to continue to fund or maintain such advances hereunder, or (b) if Bank determines that the information required to compare the effective interest rate is not available through Tolerate, Inc. or some similar service because deposits in U.S. Dollars (in the applicable amounts) are not being offered to or by (as the case may be) a sufficient number of banks in the relevant market for such Interest Period, or (c) if U.S. Dollars are not being offered to Bank in the London market, or
(d) if the Adjusted LIBOR Rate as determined by Bank will not adequately and fairly reflect the cost to Bank of maintaining or funding its fixed rate loans for such Interest Period, then Bank may, be notice to Borrower, suspend the right of Borrower to elect such rate and, effective at the end of the then current Interest Period (or sooner, if necessary in the reasonable opinion of Bank to comply with such law or regulation), convert all such Advances so that each bears interest based on the Prime Rate. After Bank gives such notice to Borrower, Borrower may, upon two Business Days' notice, prepay all of the Advances made by Bank at any time. Any notice by Bank under this paragraph may be written, telex, telegraphic, telephonic or facsimile means; any telephone notice shall be confirmed immediately in writing, but failure to provide such written verification shall not invalidate such telephonic notice.

2.5  REPAYMENT OF ADVANCES.

     2.5.1 Borrower shall pay to Bank on demand, or if no demand is made on September 30, 1996 the aggregate outstanding principal balance of all Advances under the Line, together with all unpaid accrued interest and unpaid fees and changes. Accrued interest on all Advances shall be payable monthly, as billed. Bank may, from time to time, at its sole option and for such periods as it may determine, extend the expiration date of the Line or any outstanding balance thereon, and such sums shall be subject to this Agreement; provided that if Bank unilaterally extends the expiration date of the Line,

Borrower will only be liable for loans fees after the current expiration date of the Line which have been agreed to by the parties hereto.

     2.5.2 If at any time the outstanding amount of the Advances made and other credit extended by Bank to Borrower under the Line exceeds the Line Limit, Borrower shall immediately pay Bank such amount as may be necessary to reduce the outstanding Advances to an amount which is not greater than the Line Limit.

     2.5.3 Prepayment of the principal amount of any Advance accruing interest based on the Adjusted LIBOR Rate before the end of the applicable Interest Period will not be allowed.

     2.5.4 If any payment date hereunder or under any notes or other agreement for payment of money or any date on which performance is required hereunder or under any such agreement occurs on a day other than a Business Day, such payment shall be made or performance occur on the next succeeding Business Day; provided, that interest shall continue to accrue on any outstanding Advances until paid.

     2.5.5 All payments and deposits made by Borrower to Bank shall be applied at the discretion of Bank. Borrower authorizes Bank to deduct from any of Borrower's deposit accounts with Bank such amounts as may from time to time be necessary to effect the payment required hereunder.

2.6 MASTER PROMISSORY NOTE. To evidence Borrower's indebtedness under the line, Borrower shall execute and deliver to Bank a master promissory note in substantially the form of Exhibit A attached hereto.

2.7 NOTATIONS. Bank shall make notations in its books and records, electronic or manual, of all Advances made and credit extended for letters of credit, accrued interest, payments of principal and interest and the outstanding principal balance of Advances, which shall be PRIMA FACIE evidence thereof.

2.8 FEES. As consideration for extension of the Line to Borrower, Borrower shall pay to Bank a loan fee of .09% of the Line Limit ($9,000), payable on or before December 31, 1995.

2.9  CANCELLATION OF LINE.

     2.9.1 BANK. Notwithstanding anything to the contrary in this Agreement or the Master Promissory Note, Bank agrees to give Borrower 120 days written notice of any reduction or cancellation of the Line prior to its expiration date in the absence of an Event of Default under this Agreement.

     2.9.2 BORROWER. Notwithstanding anything to the contrary in this Agreement or the Master Promissory Note, Borrower may cancel the Line prior to its expiration date by (a) giving Bank written notice of Borrower's intent to cancel the line and the effective cancellation date; (b) paying to Bank in advance a fee based on the unused portion fee of .09% of the unused portion of the Line, accruing form and after the end of the previous calendar quarter to the existing expiration date of the Line, based on an outstanding balance of $0 from and after the effective cancellation date; and (c) paying to bank the amount of any outstanding principal and accrued interest as of the effective cancellation date; provided, that if there is outstanding any Advance bearing interest based on the Adjusted LIBOR Rate, the effective cancellation date shall not cause prepayment of such Advance.

3. ADDITIONAL LOANS. Unless expressly agreed in writing by Bank, any subsequent loans or lines of credit extended to Borrower as long as this Agreement is in effect shall be included in the definitions of ""Loans'' herein and shall be subject to the terms of this Agreement.

4. CONDITIONS PRECEDENT. In no event will Bank be required to lend funds to Borrower, make any Advances or extend any other credit pursuant hereto unless all of the conditions set forth in this Section are satisfied; provided, that if Bank, in its sole discretion, makes Advances or lends funds to Borrower before all of the conditions precedent are satisfied, its shall not be deemed to have waived any such condition except in writing, and Bank may require that such condition subsequently be satisfied.

4.1 DELIVERY OF DOCUMENTS. Borrower shall have delivered to Bank this Agreement and the Master Promissory Note, duly executed;

4.2 AUTHORITY. Borrower shall have delivered to Bank such articles of incorporation, bylaws, corporate resolutions, certificates of incumbency and other documentation as Bank deems necessary to show that Borrower has the authority to execute, deliver and perform its obligations under this Agreement, the Master Promissory Note and any other documents and instruments executed pursuant hereto;

4.3 REPRESENTATIONS AND WARRANTIES. All representations and warranties set forth in Section 5 hereof shall be true as of the date of any Advances or other extension of credit requested by Borrower with the same effect as though such representations and warranties were made on and as of date of such Advance or extension of credit; and

4.4 EVENTS OF DEFAULT. No Event of Default or event which, with the passage of time or the giving of notice or both, would become an Event of Default, shall have occurred and be continuing.

5. REPRESENTATIONS AND WARRANTIES OF BORROWER. As inducement to Bank to extend the Line to Borrower, and to make each Advance pursuant thereto, Borrower makes the following representations and warranties, to the best of Borrower's knowledge, each of which shall survive the making of any Advance or other extension of credit pursuant hereto and until the expiration of the Line, any other Loans and complete repayment of all of Borrower's obligations to Bank:

5.1 VALID ENTITY: COMPLIANCE. Borrower is a corporation, duly organized and validly existing and in good standing under the laws of the State of Washington and is qualified to do business as a foreign corporation in all jurisdictions in which the character of the property owned or leased or the nature of the business conducted by it requires licensing or qualification and in which the failure to be so licensed or qualified would have a material adverse effect on its business. To the best of Borrower's knowledge and belief it has complied with all applicable laws and regulations in the conduct of its business.

5.2 AUTHORIZATION. The execution, delivery and performance of this Agreement, the Master Promissory Note and any other instruments or documents to be executed and/or delivered pursuant hereto have all been duly authorized, are not in contravention of law or the terms of Borrower's articles of incorporation or by-laws or any amendment thereof, or of any agreement or undertaking to which Borrower is a party or by which it is bound. They will, when duly executed and delivered to Bank, constitute the valid and binding obligations of Borrower to Bank, in accordance with the respective terms thereof, and have not been canceled or limited in any way.

5.3 FINANCIAL CONDITION. The financial position of Borrower as reported in its financial statements dated June 30, 1995, submitted to Bank, are accurate and complete in all material respects and there has not been any material adverse change in such financial position prior to the date of this Agreement.

5.4 LITIGATION; JUDGMENTS. There is no litigation at law or in equity and no proceedings before any commission or other administrative authority pending or, to the knowledge of Borrower or its officers, directors or principals, threatened against it or any of its subsidiaries. Borrower is not in default with respect to any order, writ, injunction, decree, or demand of any court or administrative body of any governmental unit having jurisdiction over Borrower or of Borrower's properties or operations and there are no outstanding judgments against Borrower.

5.5 LICENSES, TAXES. Borrower has duly paid or caused to be paid any and all license, franchise, corporation, or other taxes, fees, imposts, duties, or charges levied, assessed, or imposed upon it or upon any of its properties, of whatsoever kind or description, except those which are being contested by Borrower in good faith by appropriate proceedings promptly initiated and diligently conducted and with respect to which reserves deemed adequate by Bank have been set aside. All reports and forms required to be filed by Borrower with the Internal Revenue Service or any other taxing authority have been filed.

5.6 EMPLOYEE BENEFIT PLAN. Borrower is in compliance in all material respects with any applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations and published interpretations thereunder. No "Reportable Event" within the terms of ERISA has occurred with respect to any pension plan subject to Title IV of ERISA administered by it or any administrator designated by it.

5.7 REPRESENTATIONS AS A WHOLE. This Agreement, all financial statements provided to

Bank and all other documents, certificates and written statements furnished to Bank by Borrower, taken as a whole, are complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein complete and not misleading.

6. AFFIRMATIVE COVENANTS. Borrower covenants that so long as Bank shall have any commitment hereunder and as long as this Agreement remains in effect and until complete repayment of all of Borrower's obligations pursuant hereto, the following covenants will be binding on it:

6.1 PAYMENT. Borrower agrees to pay to Bank the principal of and interest on each Advance under the Line and, if applicable, any other Loans, and all other sums due to Bank in accordance with the terms of this Agreement and any instruments, documents and agreements related to or executed pursuant hereto, and to perform all of the obligations pursuant thereto.

6.2 BOOKS AND RECORDS. Borrower shall at all times keep proper books and records of account in which full, true and correct entries will be made of its transactions in accordance with sound accounting practices.

6.3 LEGAL EXISTENCE AND OPERATIONS. Borrower shall maintain its legal existence and right to carry on business; continuously operate its business except for periodic shutdowns in the ordinary course of business and interruptions caused by strike, labor dispute, catastrophe or any other events over which it has no control; and maintain, preserve and keep its buildings, machinery and equipment in good condition, repair and working order for the proper and efficient operation of its business. If Borrower operates under a trade name, all necessary registrations will be obtained for proper use of such name. Borrower shall maintain in full force and effect any relevant governmental approvals, licenses and permits necessary for the continued operation of its business.

6.4 INSURANCE. Borrower shall maintain with financially sound and reputable insurance companies or associations acceptable to Bank, insurance of the kinds, covering the risks, and in the relative proportionate amounts usually carried by companies engaged in a business similar to that of Borrower. Borrower agrees to deliver to Bank such evidence of said insurance as Bank may from time to time request.

6.5 COMPLIANCE; TAXES. Borrower shall promptly pay or cause to be paid all taxes, assessments, liens or other governmental charges levied, assessed or imposed against it or its properties or arising out of its operations and shall promptly comply with all laws and regulations of the federal government and of any state of the United States or any subdivisions, departments or agencies applicable to its business, except those which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and with respect to which reserves deemed adequate by Bank have been set aside.

6.6 FINANCIAL COVENANTS. Borrower shall maintain the following financial conditions, measured as of each fiscal quarter-end, with all ratios calculated in accordance with generally accepted accounting principles ("GAAP"), consistently applied, except as otherwise noted below:

     6.6.1 TRADING RATIO. Borrower's Trading Ratio shall be no less than 2.0:1.0. For purposes of this covenant, "Trading Ratio" is defined as:

                  Cash + Accounts Receivable + Inventory
                  --------------------------------------
       Overdraft + Accounts Payable + Outstanding Line Advances

       a. Overdraft means book overdraft.
       b. Accounts Payable means trade and inventory accounts payable.
       c. Outstanding Line Advances means the outstanding principal balance of the Line, pursuant to this Agreement.

     6.6.2 DEBT TO WORTH RATIO. Borrower's Debt to Worth Ratio shall not exceed 0.7:1.0. For purposes of this covenant, "Debt to Worth Ratio" is defined as all indebtedness owing by Borrower to any party other than Bank, excluding Subordinated Debt, divided by stockholder's tangible equity, including Subordinated Debt.

     6.6.3 TANGIBLE NET WORTH. Borrower shall maintain a Tangible Net Worth of no less than the sum of $20,554,863 (as of March 31, 1995) plus retained earnings of at least 50% of Borrower's net profits for each of Borrower's fiscal years from and after March 31, 1995. For purposes of this covenant, "Tangible Net Worth" is defined as Borrower's total equity, including Subordinated Debt, less intangibles.

     6.6.4 SUBORDINATED DEBT. For purposes of calculating the financial covenants contained in this paragraph 6.6, "Subordinated Debt" shall mean any indebtedness owing by Borrower to a third party which is subordinated to Borrower's indebtedness to Bank pursuant to a subordination agreement acceptable to Bank. As of the date of this Agreement, there is no such Subordinated Debt.

6.6.5 INTANGIBLES. For purposes of calculating the financial covenants contained in this paragraph 6.6, intangibles shall exclude Borrower's rights to developed software and patents for the "Repartee", "Replay" and "TeLANophy" systems.

6.7 FINANCIAL INFORMATION. Borrower shall deliver to Bank financial data in such manner and in such detail as Bank may request from time to time, including but not limited to the following:

     6.7.1 COMPLIANCE CERTIFICATES. Within 60 days of each quarter-end, a certificate signed by an authorized officer of Borrower, indicating Borrower's actual financial conditions described in paragraph 6.6 hereof and stating that, except as noted in the certificate, there exists no Event of Default or event which, with the passage of time or the giving of notice or both would become an Event of Default under this Agreement.

       6.7.2 ANNUAL FINANCIAL STATEMENTS. An annual financial statement for each of Borrower's fiscal years, within 120 days of each fiscal year-end, consisting of a balance sheet, statement of cash flow and profit and loss statement, audited by a certified public accounting firm acceptable to Bank; and

       6.7.3 SEC REPORTS. Copies of all annual 10-K and quarterly 10-Q reports filed by Borrower with the SEC, promptly upon filing of such reports with the SEC.

6.8 INSPECTION, VERIFICATION. Borrower agrees that Bank may from time to time, through its duly authorized representative or representatives, visit and inspect its properties and offices and examine, check, make copies of or extracts from its books, accounts, orders, records and original correspondence and to conduct such investigations as Bank may deem appropriate. Borrower agrees that it will make available to representatives of Bank, at such places as specified by Bank, its books, records and files at any time for such purposes.


6.9 NOTIFICATION. Borrower shall promptly notify Bank in writing of the occurrence of any Event of Default or event which, with notice or passage of time or both, would constitute an Event of Default; the entry of any judgment against Borrower; any litigation instituted or threatened against Borrower or its property; any change in the name or address of Borrower or location of its books and records.


6.10 BANK ACCOUNTS. Borrower shall at times maintain its principal bank accounts with Bank. This requirement is not meant as a restriction upon the maintenance of other banking relationships as may be convenient or necessary for the business of Borrower but for the purpose that the principal banking relationships may be maintained with the principal source of financing so that loan transactions hereunder may be facilitated, and so that Bank may have the fullest possible information as to Borrower's financial activities, and so that Bank may have reasonably available to it opportunities to set-off in the event of collection of indebtedness hereunder.

7. NEGATIVE COVENANTS. As long as Bank shall have any commitment hereunder and as long as this Agreement remains in effect and until complete repayment of all of Borrower's obligations pursuant hereto, Borrower agrees that it will not, without the prior written consent of Bank:

7.1 LIENS. Grant a security interest in or otherwise create, assume or suffer to exist any lien or encumbrance on any of its real or personal property, including but not limited to its trading assets (accounts receivable and inventory) and proceeds thereof;

7.2 INDEBTEDNESS. Incur or commit itself to incur additional indebtedness (including lease obligations, if any) in the aggregate in excess of $150,000 in any fiscal year, non-cumulative from year to year, exclusive of (i) trade debt incurred in the normal course of business, (ii) lease obligations in an aggregate amount of $100,000 per fiscal year, non-cumulative from year to year, (iii) indebtedness related to Borrower's VMX patent license, and (iv) indebtedness owing to Bank;

7.3 CAPITAL EXPENDITURES. Invest or commit itself to invest in fixed or capital assets (including capital leases, if any,) in excess of $2,500,000 in any one fiscal year, non-cumulative from year to year;

7.4 GUARANTIES. Guarantee or otherwise become surety in respect to the obligations of, or lend its credit to, any other person or entity;

7.5 NATURE OF BUSINESS. Change the general character of its business as proposed to be conducted at the date hereof, or engage in any type of business not reasonably related to such business as normally conducted;

7.6 MERGER, LIQUIDATION. Dissolve, liquidate or merge with or into any other business entity; sell, lease or otherwise dispose of all or substantially all of its assets;

7.7 CAPITAL STRUCTURE. Change, modify, alter or amend its capital structure or sell or issue any additional capital stock or warrants, options or rights to purchase said stock, except for (a) the proposed public offering of common stock, issuance of options and change in capital structure approved by Borrower's Board of Directors at its annual meeting on September 1, 1993, and previously consented to by Bank on September 2, 1993, which consent is attached hereto as Exhibit B and incorporated herein by this reference; (b) such subsequent public offerings of common stock as are consented to by Bank, which consent will not be unreasonably withheld as long as an Event of Default or an event which, with the passage of time or the giving of notice or both would become an Event of Default, shall not have occurred and be continuing and such public offering will not cause Borrower to be out of compliance with paragraph 6.6 of the Agreement; and (c) any issuance or trade of common stock related to an acquisition permitted by paragraph 7.8 of this Agreement;

7.8 ACQUISITIONS. Acquire 50% or more of the capital stock or assets of, or any interest in, any other entity, in excess of $1,000,000 per entity; or

7.9 LOANS. Make any loans or advances to or for the benefit of any other person or entity, except loans or advances in the ordinary course of business.

8.     DEFAULT.

8.1 EVENTS OF DEFAULT. Nothing in this Section shall restrict the right of Bank to demand payment upon the indebtedness referred to in this Agreement in accordance with any promissory notes or other agreements evidencing or securing such indebtedness subject to paragraph 2.9 hereof. The occurrence of any of the following shall constitute an Event of Default hereunder and under each of the notes and other documents related hereto or executed pursuant hereto:

       8.1.1 NONPAYMENT. Borrower shall fail to pay when due the amount of principal, interest or fees on the Line or any other obligations owing by Borrower to Bank; provided, however, that once during the lifetime of this Agreement (as the same may be amended, modified, extended or restated) Borrower shall have 30 days from and after the due date to cure such default; provided further that once such cure period is used by Borrower, no additional cure periods shall be available to Borrower under this paragraph; or

       8.1.2 BREACH OF COVENANTS. Borrower shall fail to perform in any material respect any of the covenants or agreements on its part hereunder, under any documents executed pursuant hereto or under any other agreements between Borrower and Bank, including but not limited to the financial covenants contained in paragraph 6.6 hereof, which failure is not cured within 30 days of the date of such breach; or

       8.1.3 BREACH OF WARRANTY. Any representation or warranty made by Borrower in this Agreement shall prove to have been false, misleading or inaccurate in any material respect when made; or

       8.1.4 INSOLVENCY. The insolvency of Borrower; the filing by or against Borrower of a petition for bankruptcy, liquidation or reorganization, seeking, consenting to or acquiescing in the appointment of any trustee, receiver, liquidator or custodian of all or such part of its property as in the opinion of the Bank is a substantial part of its assets; or any such proceeding instituted against Borrower is not dismissed within thirty (30) days after institution thereof; the general inability of Borrower to pay its debts as they come due or any admission in that regard; or the making by Borrower of a general assignment for the benefit of creditors; or

       8.1.5 CESSATION OF EXISTENCE. Borrower shall be dissolved or otherwise cease to maintain its corporate existence; or

       8.1.6 CROSS-DEFAULT. Borrower shall fail to pay when due any indebtedness or perform any term or covenant pursuant to agreement with any other party and such failure shall continue after any applicable grace period if the effect of such failure is to accelerate or permit the acceleration of the maturity of any indebtedness to such party in excess of $100,000; or

       8.1.7 JUDGMENTS. A final judgment is entered against Borrower in excess of $100,000 and is not satisfied or stayed within ten (10) days; or

       8.1.8 CONDEMNATIONS. All or a substantial portion of the property of Borrower shall be condemned, seized or otherwise apportioned.

8.2 REMEDIES. Upon the occurrence of one or more of the Events of Default set forth herein, Bank shall have no obligation to make any further Advances or extend further credit to Borrower and Bank shall be entitled, at its sole option and without further notice to Borrower, to declare any or all indebtedness due on the Line and all other indebtedness of Borrower to Bank immediately due and payable without the expiration of any period of grace; and Bank shall be entitled to all legal recourse against Borrower and to pursue and enforce, either successively or concurrently, all rights and remedies set forth in this

Agreement and any other instruments, agreements and documents executed pursuant hereto and such other rights and remedies as Bank may have under applicable law.

9. COST AND EXPENSES; ATTORNEY'S FEES. Borrower shall pay all fees, costs, charges and expenses of Bank, including without limitation expenses for the services of counsel both retained and employed by Bank, in collecting or attempting to collect any indebtedness referred to in this Agreement (including arbitration, trial, appellate and bankruptcy proceedings and actions without suit).

10. NON-WAIVER. No failure of Bank to enforce its rights, remedies or options under this Agreement, or any other agreement between Borrower and Bank shall be deemed to be a waiver thereof nor shall any single or partial exercise of any such right or power preclude any further exercise thereof or the exercise of any other right or power. Any waiver, permit, consent or approval of any kind by Bank must be in writing and shall be effective only to the extent specifically set out in such writing.

11. NOTICES. Any notice to be given to Bank hereunder may be given to Bank, if by personal delivery, at 999 Third Avenue (11th Floor), Seattle, Washington 98104 or, if by letter, at P.O. Box 160 (M/S 151), Seattle, Washington 98111,
Attention: King County Commercial Banking, Stella Dier. Any notice to be given to Borrower may be given to it at 2901 Third Avenue, Suite 500, Seattle, Washington 98121-9800. Such addresses for notices may be changed by giving ten
(10) days written notice to the other party.

12. CONSTRUCTION; CONSENT TO VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. To the extent not otherwise governed by the Arbitration Program incorporated by reference into this Agreement, jurisdiction over and venue of any action to enforce, interpret, construe or otherwise in connection with this Agreement or any agreements, instruments or documents related hereto or executed pursuant hereto shall, at Bank's option, be had in the United States District Court or Superior Court of located in Seattle, King County, Washington.

13. ASSIGNMENT. This Agreement shall be binding upon and inure the benefit of the parties and their respective successors and assigns, except that Borrower may not assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of Bank. Bank may at any time assign or otherwise transfer all or any part of its interest hereunder or under any of the documents executed pursuant hereto, and to the extent of such assignment or transfer the assignee or transferee shall have the same rights or remedies against Borrower and otherwise under this Agreement and all documents executed pursuant hereto, including but not limited to the right of setoff.

14. CONFIDENTIALITY. Bank agrees that it will exercise its best efforts to keep confidential all nonpublic financial and other information obtained by Bank about Borrower under paragraphs 6.7 and 6.8 of this Agreement and to prevent such nonpublic information from being disclosed to third parties other than Bank's employees, officers, directors, affiliates and regulators, to whom such information is disclosed in the ordinary course of Bank's business.

15. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

16. MISCELLANEOUS. In this Agreement, whenever the context so requires, the neuter gender includes the masculine and the feminine, the singular number includes the plural, and the plural number includes the singular. If this Agreement is executed by more than one person, firm or corporation as "Borrower", the obligations of each shall be joint and several and the representations and warranties and covenants shall apply to each of them unless specified otherwise.

17. ORAL AGREEMENTS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

18. ARBITRATION PROGRAM. ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH OR RELATED TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS SHALL BE RESOLVED IN ACCORDANCE WITH THE FIRST INTERSTATE ARBITRATION PROGRAM, a copy of which is attached to this Agreement as Exhibit B and made a part hereof.

FIRST INTERSTATE BANK                     ACTIVE VOICE CORPORATION
 OF WASHINGTON, N.A.

By  /s/ Stella M. Dier                    By  /s/ Robert L. Richmond
    ------------------------------            -----------------------------
Its  Vice President                       Its  President
    ------------------------------            -----------------------------

                                          By  /s/ Robert Greco
                                              -----------------------------
                                          Its  Vice President and Secretary
                                              -----------------------------

                            MASTER PROMISSORY NOTE

$10,000,000.00                                                September 30, 1995

For value received the undersigned Borrower promises to pay to the order of FIRST INTERSTATE BANK OF WASHINGTON, N.A. ("Bank") or the holder hereof in lawful money of the United States of America in immediately available funds on demand, or if no demand is made then on September 30, 1996, the sum of ten million dollars ($10,000,000) or so much thereof as shall have been advanced by Bank to or for the benefit of Borrower and not repaid, and all Advances, together with interest thereon on the dates and at the rates provided for in the Loan Agreement between Borrower and Bank dated as of September 30, 1995 (together with any modifications, extensions and renewals, the "Loan Agreement").

The date, amount, interest rate and maturity date of each Advance and all payments made on account of principal and interest on each Advance shall be endorsed by the holder hereof on a grid attached to this note or entered upon such other books and records as Bank or such holder shall maintain, such grid(s) or records being incorporated as a part hereof. All such entries shall be PRIMA FACIE evidence of the amount, interest rate and maturity date of each Advance, payments of principal and interest and of the outstanding balance of principal and interest hereof.

Interest is payable on all Advances monthly, as billed. There shall be no prepayment of Advances bearing interest based on the Adjusted LIBOR Rate. The entire balance of outstanding principal and interest shall be due and payable on September 30, 1996.

Principal and interest shall be payable in Federal or other immediately available funds at First Interstate Bank of Washington, N.A., 999 Third Avenue, Seattle, Washington 98104, or such other location as Bank may designate. Payments shall be applied first to any fees, expenses and indemnities due Bank; then to accrued but unpaid interest, then to principal; provided, that after the occurrence of a default hereunder or an Event of Default under the Loan Agreement, Bank may apply payments as it determines, in its sole discretion. Payments received by Bank by 3:00 p.m. of a Business Day will be credited that day.

Any makers, endorsers, sureties or guarantors hereof shall be jointly and severally bound, and jointly and severally waive presentment, demand, protest and notice of dishonor and agree to remain bound for payment of this obligation notwithstanding any and all renewals and extensions of time of payment hereof, substitution or release of security, if any, by agreement between the holder hereof and any owners of the collateral affected by instruments securing this note, hereby waiving notice of such renewals, extensions, substitutions, releases or other indulgences.

This note is made with reference to and is to be construed and enforced in accordance with the laws of the State of Washington. Jurisdiction over and venue of any action to enforce, interpret, construe or otherwise in connection herewith shall, at Bank's option, be had in the United States District Court or Superior Court located in King County, Washington.

This note is the Master Promissory Note referred to in the Loan Agreement. Terms not otherwise defined herein shall have the definitions given them in the Loan Agreement. Reference is made to the Loan Agreement for provisions related to the methods of requesting Advances, interest rates, the repayment thereof, default and acceleration of the maturity hereof and arbitration provisions.

                                       ACTIVE VOICE CORPORATION

                                       By  /s/ Robert L. Richmond
                                          -----------------------------

                                       Its  President
                                          -----------------------------


                                       By  /s/ Robert Greco
                                          -----------------------------

                                       Its  VP & Secretary
                                          -----------------------------


Address:
          2901 Third Avenue, Suite 500
          Seattle, Washington 98121-9800

                                   Exhibit B

                   FIRST INTERSTATE BANK ARBITRATION PROGRAM


1. BINDING ARBITRATION. Upon the demand of any party ("Party/Parties"), to a Document (as defined below), whether made before the institution of any judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this Arbitration Program. A "Dispute" shall include any action, dispute, claim or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter arising between any of the Parties arising out of, pertaining to or in connection with any agreement, document or instrument to which this Arbitration Program is attached or in which it appears or is referenced or any related agreements, documents, or instruments ("Documents"). Any Party who fails to submit to binding arbitration following a lawful demand by another Party shall bear all costs and expenses, including reasonable attorneys' fees, (including those incurred in any trial, bankruptcy proceeding or on appeal) incurred by the other Party in obtaining a stay of any pending judicial proceeding and compelling arbitration of any Dispute. The parties agree that any agreement, document or instrument which includes, attaches to or incorporates this Arbitration Program represents a transaction involving commerce as the at term is used in the Federal Arbitration Act, ("FAA") Title 9 United States Code. THE PARTIES UNDERSTAND THAT BY THIS AGREEMENT THEY HAVE DECIDED THAT THEIR DISPUTES SHALL BE RESOLVED BY BINDING ARBITRATION RATHER THAN IN COURT, AND ONCE DECIDED BY ARBITRATION NO DISPUTE CAN LATER BE BROUGHT, FILED OR PURSUED IN COURT.

2. GOVERNING RULES. Arbitrations conducted pursuant to this Arbitration
Program shall be administered by the American Arbitration Association ("AAA"), or other mutually agreeable administrator ("Administrator") in accordance with the terms of this Arbitration Program and the Commercial Arbitration
Rules of the AAA. Proceedings hereunder shall be governed by the provisions of the FAA. The arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law designated in the Documents. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however that nothing herein shall be construed to be a waiver by any party that is a bank of the protections afforded pursuant to 12 U.S.C. 91 or any similar applicable state law.

3. PRESERVATION OF REMEDIES. No provision of, nor the exercise of any rights under, this arbitration clause shall limit the right of any Party to: (1) foreclose against any real or personal property collateral or other security, or obtain a personal or deficiency award; (2) exercise self-help remedies (including repossession and setoff rights); or (3) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any Party to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. Any claim or Dispute related to exercise of any self-help, auxiliary or other rights under this paragraph shall be a Dispute hereunder.

4. ARBITRATOR POWERS AND QUALIFICATIONS; AWARDS. The Parties agree to select a neutral "qualified" arbitrator or a panel of three "qualified" arbitrators to resolve any Dispute hereunder. "Qualified" means a practicing attorney, with not less than 10 years practice in commercial law, licensed to practice in the state of the applicable substantive law designated in the Documents. A Dispute in which the claims or amounts in controversy do not exceed $1,000,000.00, shall be decided by a single arbitrator. A single arbitrator shall have authority to render an award up to but not to exceed
$1,000,000.00 including all damages of any kind whatsoever, costs, fees, attorneys' fees and expenses. Submission to a single arbitrator shall be a waiver of all Parties' claims to recover more than $1,000,000.00. A Dispute involving claims or amounts in controversy exceeding $1,000,000.00 shall be decided by a majority vote of a panel of three qualified arbitrators. The arbitrator(s) shall not have the power to award punitive or exemplary damages except where such damages are specifically provided for by statute upon which the award is based. The arbitrator(s) shall be empowered to, at the written request of any Party in any Dispute, 1) to consolidate in a single proceeding any multiple party claims that are substantially identical or based upon the same underlying transaction; 2) to consolidate any claims and Disputes between other Parties which arise out of or relate to the subject matter hereof, including all claims by or against borrowers, guarantors, sureties and or owners of collateral; and 3) to administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. In any consolidated proceeding the first arbitrator(s) selected in any proceeding shall conduct the consolidated proceeding unless disqualified due to conflict of interest. The arbitrator(s) shall be empowered to resolve any dispute regarding the terms of this arbitration clause, including questions about the arbitrability of any Dispute, but shall have no power to change or alter the terms of this Arbitration Program. The prevailing Party in any Dispute shall be entitled to recover its reasonable attorneys' fees in any arbitration, and the arbitrator(s) shall have the power to award such fees. The award of the arbitrator(s) shall be in writing and shall set forth the factual and legal basis for the award.

5. MISCELLANEOUS. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this arbitration clause. The Parties agree, to the maximum extent practicable, to take any action necessary to conclude an arbitration hereunder within 180 days of the filing of a Dispute with the Administrator. The arbitrator(s) shall be empowered to impose sanctions for any Party's failure to proceed within the times established herein. Arbitrations shall be conducted in the state of the applicable substantive law designated in the Documents. The provisions of this Arbitration Program shall survive any termination, amendment, or expiration hereof or of the Documents unless the Parties otherwise expressly agree in writing. Each Party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the Parties or as required by applicable law or regulation. If any provision of this Arbitration Program is declared invalid by any court, the remaining provisions shall not be affected thereby and shall remain fully enforceable.